Exhibit 99.1

News Corporation
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N E W S R E L E A S E
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For Immediate Release

Contacts:
Julie Henderson - 212.852.7070
jhenderson@newscorp.com

Nathaniel Brown - 212.852.7746
nbrown@newscorp.com

Dan Berger - 310.369.1274
dberger@newscorp.com

NEWS CORPORATION ANNOUNCES DETAILS REGARDING PROPOSED SEPARATION OF BUSINESSES

Robert Thomson Named CEO of Proposed Publishing Company; Leadership Team Unveiled

Companies to be Named News Corporation and Fox Group

NEW YORK - December 3, 2012 - News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) today announced that Dow Jones Editor-in-Chief and Managing Editor of The Wall Street Journal Robert Thomson will become the CEO of the new proposed publishing entity, following the Company's intended separation into two independent, publicly traded companies.

In keeping with the company's 60-year heritage of bringing news to the world, the publishing entity will retain the name News Corporation. The media and entertainment company, which began in earnest when Chairman and CEO Rupert Murdoch acquired 20th Century Fox and launched the Fox Network more than 25 years ago, will be named Fox Group.

As previously announced, Rupert Murdoch will serve as Chairman of the new News Corporation and Chairman and CEO of Fox Group. Chase Carey will serve as President and Chief Operating Officer of Fox Group, with James Murdoch continuing in his capacity as Deputy Chief Operating Officer. Under their collective leadership, Fox Group will continue to strengthen its creative content businesses and distribution assets, including enhancing its sports portfolio through key investments in Asia, Europe and Latin America.

"This is an incredibly exciting time, for me personally, and for our companies' ambitious futures," said Rupert Murdoch. "The challenges we face in the publishing and media industries are great, but the opportunities are greater."

Murdoch continued, "Under Robert's leadership at News Corporation, we will build on our traditional mission to inform, entertain and enhance the lives of readers and viewers around the world, and relentlessly drive global growth by promoting excellence and investing in our businesses.

"At Fox Group, what began with the acquisition of a modest film studio over 25 years ago has grown into one of the world's most successful media companies of all times, defying conventional wisdom at every turn by pursuing excellence in creativity and innovation. Fox Group is perfectly positioned to deliver even more inspiring stories that engage audiences through film, television, sports and digital platforms, driving not only financial results but a lasting imprint on the millions of people who enjoy our various services, in every corner of the world."

LEADERSHIP OF THE PUBLISHING COMPANY

Robert Thomson, who has served as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal since 2008, will begin his work as incoming CEO to the publishing company on January 1, 2013.

"From the moment we made the decision to split the company, I could think of no one better suited to be CEO of our publishing company than Robert Thomson. Robert has been an outstanding leader for the The Wall Street Journal, making it the dominant newspaper in the U.S. and greatly expanding its global reach through WSJ.com, which now publishes in eight languages. More than that, Robert is a person of unmatched integrity, whose passion and commitment to excellence have gained him the confidence and trust of his colleagues all around the world."

Thomson commented, "Rupert has been the driving force behind the renaissance of The Wall Street Journal and Dow Jones - which have enjoyed readership and revenue growth in a complicated and evolving media market -- and we intend to lead a broader revenue renaissance for quality content. I am looking forward to working with him and our colleagues around the world to use the company's esteemed past as a platform for the future. The global value of content is growing as the means of digital distribution multiply, providing us with a remarkable opportunity to profit from our employees' ingenuity and integrity. We have a collection of extremely successful companies, and our goal is to make the new News Corp far more than the sum of its distinguished parts."

Mr. Murdoch and Mr. Thomson are pleased to announce the following key executives joining the publishing Company:

- Bedi Ajay Singh, who most recently served as President, Finance and Administration & CFO for MGM Studios, will assume the role of Chief Financial Officer. Previously, Mr. Singh served as CFO at Gemstar-TV Guide, Novartis Pharmaceuticals and SONY Pictures Entertainment. Prior to 2000, he held a number of positions at News Corporation, including senior finance roles at News International and 20th Century Fox. Mr. Singh is a Fellow of the UK Institute of Chartered Accountants and started his business career with Arthur Andersen in London.

- Paul Cheesbrough, currently News Corporation's Chief Technology Officer, will serve in the same capacity for the new publishing company. Mr. Cheesbrough was previously the Chief Information Officer at News International, where he was responsible for the organization's technology strategy, delivery, transformation programs and digital products. Before joining News International, Mr. Cheesbrough served as Chief Information Officer at the Telegraph Media Group, and prior to that was Controller of Digital Media for the BBC.

- Keisha Smith will serve as director of Human Relations. She previously served in various management roles at Morgan Stanley, most recently as the Global Head of Recruiting and Chief Diversity Officer for the Firm. Prior to Morgan Stanley, Ms. Smith worked at the Financial Times where she led the staffing initiative for the launch of the FT.com venture.

In addition, Gerson Zweifach, currently General Counsel of News Corporation, will serve in a dual role as both General Counsel of Fox Group, and, for a period of one year following the separation, also of the new News Corporation.

FURTHER ORGANIZATIONAL CHANGES IN NEW YORK

News Corporation also today announced that Gerard Baker, currently Deputy Editor-in-Chief of The Wall Street Journal, will succeed Robert Thomson as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal, effective January 1, 2013. Following a thorough review and interviews with news staff and Company executives, Mr. Baker's appointment was unanimously endorsed by the Dow Jones Special Committee.

Robert Thomson commented, "Gerry has had a distinguished career that included a stint at the Bank of England, and a celebrated journalistic past at the BBC, the Financial Times and The Times, and I expect him to have an even more successful future as Editor-in-Chief of The Wall Street Journal and Dow Jones. His international experience and his background in broadcasting will both be crucial editorial assets as the Journal and Newswires continue their ambitious global and digital expansion."

Before joining Dow Jones, Mr. Baker was the U.S. editor and an assistant editor of the Times of London, where he wrote news, commentary and columns for Britain's longest continuously published newspaper and oversaw U.S. coverage for the paper and online editions. From 1994 to 2004, Mr. Baker worked for the Financial Times, first as Tokyo Correspondent, where he wrote about the country's financial crisis, and then, from 1998 to 2002, as Washington Bureau Chief, where he led a team of 10 correspondents and provided extensive reporting and analysis of the Federal Reserve. From 2002 to 2004 he was the FT's Chief U.S. Commentator and an Associate Editor. He began his career as a news producer and correspondent at the BBC.

News Corporation also announced that effective immediately, Jesse Angelo, the founding Editor-in-Chief of The Daily and long-time Executive Editor of The New York Post, will assume the role of Publisher of The New York Post. As part of a digital restructuring initiative, the company will cease standalone publication of The Daily iPad app on December 15, 2012, though the brand will live on in other channels. Technology and other assets from The Daily, including some staff, will be folded into The Post.

Mr. Murdoch said: "From its launch, The Daily was a bold experiment in digital publishing and an amazing vehicle for innovation. Unfortunately, our experience was that we could not find a large enough audience quickly enough to convince us the business model was sustainable in the long-term. Therefore we will take the very best of what we have learned at The Daily and apply it to all our properties. Under the editorial leadership of Editor-in-Chief Col Allan and the business and digital leadership of Jesse, I know The New York Post will continue to grow and become stronger on the web, on mobile, and not least, the paper itself. I want to thank all of the journalists, digital and business professionals for the hard work they put into The Daily."

Paul Carlucci, who has served as Publisher of The New York Post since 2005 will focus exclusively on his role as Chairman of News America Marketing where he continues to generate important profits.

Greg Clayman, Publisher of The Daily, will oversee the Company's global digital strategy, new digital investments and distribution partnerships, working with CTO Paul Cheesbrough.

ORGANIZATIONAL CHANGES IN LONDON

As previously announced, Tom Mockridge, who has served as CEO of News International since July 2011, will leave the Company at the end of the year to pursue other opportunities. Mr. Mockridge will be replaced by Mike Darcey, who has served as Chief Operating Officer of BSkyB since 2006.

"I'm delighted that Mike Darcey has agreed to take the reins as News International's new CEO," said Rupert Murdoch. "Mike is a world-class executive with unprecedented strategic and commercial experience and I look forward to benefiting from his many talents. His broadcasting background will provide important leadership in the development of our already impressive suite of digital products at News International."

NEWS CORPORATION SEPARATION

On June 28, 2012, News Corporation announced that it intends to pursue the separation of its publishing and its media and entertainment businesses into two distinct publicly traded companies. The global publishing company that would be created through the proposed transaction would consist of the Company's publishing businesses, its education division and other Australian assets. The global media and entertainment company would consist of the Company's cable and television assets, filmed entertainment, and direct satellite broadcasting businesses. The global publishing company that would be created through the proposed transaction would consist of the Company's current publishing businesses, as well as its education division. Following the separation, each company would maintain two classes of common stock: Class A Common and Class B Common Voting Shares. The separation is expected to be completed in approximately one year from the date of announcement. In addition to final approval from the Board of Directors and stockholder approval, the completion of the separation will be subject to receipt of regulatory approvals, opinions from tax counsel and favorable rulings from certain tax jurisdictions regarding the tax-free nature of the transaction to the Company and to its stockholders, further due diligence as appropriate, and the filing and effectiveness of appropriate filings with the SEC. There can be no assurances given that the separation of the Company's businesses as described will occur. The Company expects to make preliminary filings regarding the proposed separation with the SEC shortly.

About News Corporation

News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) had total assets as of September 30, 2012 of approximately US$60 billion and total annual revenues of approximately US$34 billion. News Corporation is a diversified global media company with operations in six industry segments: cable network programming; filmed entertainment; television; direct broadcast satellite television; publishing; and other. The activities of News Corporation are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and Latin America.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance, including its expectations with respect to the proposed transaction. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. In addition, actual plans, actions and results relating to the proposed transaction may differ materially from current expectations as a result of certain risks and uncertainties, including but not limited to: unanticipated developments that delay or negatively impact the proposed transaction; changes in market conditions; disruption to business operations as a result of the proposed transaction; the inability to retain key personnel; and the other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. There can be no assurance that the proposed transaction will be completed as anticipated or at all. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstances, except as required by law.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of News Corporation in connection with the proposed transaction, if pursued. Information about the executive officers and directors of News Corporation and their ownership of News Corporation common stock is set forth in the proxy statement for News Corporation's 2012 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on September 4, 2012. If the Company determines to pursue the proposed transaction, investors and security holders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and directors in the proposed transaction by reading the Schedule 14A and the preliminary proxy statement regarding the proposed transaction when it becomes available.